Execution Version

AGREEMENT AND PLAN OF MERGER

among

CEVA Group Plc,

CEVA Texas Holdco Inc.,

and

EGL, Inc.

Dated as of May 24, 2007

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ARTICLE I THE MERGER

2

Section 1.1

The Merger

2

Section 1.2

Closing

2

Section 1.3

Effective Time

2

Section 1.4

Effects of the Merger

2

Section 1.5

Articles of Incorporation and Bylaws of the Surviving Corporation

2

Section 1.6

Directors

3

Section 1.7

Officers

3

ARTICLE II CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

3

Section 2.1

Effect on Capital Stock

3

Section 2.2

Exchange of Certificates

5

Section 2.3

Timing of Equity Rollover

7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

7

Section 3.1

Qualification, Organization, Subsidiaries, etc.

7

Section 3.2

Capital Stock.

8

Section 3.3

Subsidiaries and Joint Ventures

10

Section 3.4

Corporate Authority Relative to This Agreement; No Violation

10

Section 3.5

Reports and Financial Statements

12

Section 3.6

Internal Controls and Procedures

12

Section 3.7

No Undisclosed Liabilities

13

Section 3.8

Compliance with Law; Permits

13

Section 3.9

Environmental Laws and Regulations

14

Section 3.10

Employee Benefit Plans

15

Section 3.11

Interested Party Transactions

17

Section 3.12

Absence of Certain Changes or Events

18

Section 3.13

Investigations; Litigation

18

Section 3.14

Proxy Statement; Other Information

18

Section 3.15

Tax Matters

19

Section 3.16

Labor Matters

20

Section 3.17

Intellectual Property

21

Section 3.18

Property

21

Section 3.19

Insurance

22

Section 3.20

Opinion of Financial Advisor

22

Section 3.21

Required Vote of the Company Shareholders

22

Section 3.22

Material Contracts

22

Section 3.23

Finders or Brokers; Transaction Fees

23

Section 3.24

State Takeover Statutes; Rights Plan

24

Section 3.25

Disclaimer

24

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

25

Section 4.1

Qualification; Organization

25

Section 4.2

Corporate Authority Relative to This Agreement; No Violation

25

Section 4.3

Proxy Statement; Other Information

26

Section 4.4

Financing

26

Section 4.5

Ownership and Operations of Merger Sub

27

Section 4.6

Finders or Brokers

27

Section 4.7

Ownership of Shares

27

Section 4.8

Certain Arrangements

27

Section 4.9

Investigations; Litigation

28

Section 4.10

No Other Information

28

Section 4.11

Access to Information; Disclaimer

28

Section 4.12

Solvency

28

ARTICLE V COVENANTS AND AGREEMENTS

29

Section 5.1

Conduct of Business by the Company and Parent

29

Section 5.2

Access to Information

33

Section 5.3

No Solicitation

34

Section 5.4

Filings; Other Actions

36

Section 5.5

Stock Options and Other Stock-Based Awards; Employee Matters

37

Section 5.6

Efforts

40

Section 5.7

Takeover Statute

42

Section 5.8

Public Announcements

42

Section 5.9

Indemnification and Insurance

42

Section 5.10

Financing

44

Section 5.11

Shareholder Litigation

46

Section 5.12

Notification of Certain Matters

46

Section 5.13

Rule 16b-3

47

Section 5.14

Rights Plan

47

Section 5.15

Acquisition of Shares

47

Section 5.16

Control of Operations

47

Section 5.17

Notes and Amounts Outstanding Under Credit Agreement.

47

Section 5.18

Non-Disparagement

48

ARTICLE VI CONDITIONS TO THE MERGER

48

Section 6.1

Conditions to Each Party’s Obligation to Effect the Merger

48

Section 6.2

Conditions to Obligation of the Company to Effect the Merger

48

Section 6.3

Conditions to Obligation of Parent and Merger Sub to Effect the Merger

49

Section 6.4

Frustration of Conditions

50

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ARTICLE VII TERMINATION

50

Section 7.1

Termination or Abandonment

50

Section 7.2

Termination Fee; Expenses.

52

Section 7.3

Specific Performance.

55

ARTICLE VIII MISCELLANEOUS

55

Section 8.1

No Survival of Representations and Warranties

55

Section 8.2

Expenses

55

Section 8.3

Counterparts; Effectiveness

55

Section 8.4

Governing Law

55

Section 8.5

Jurisdiction; Enforcement

56

Section 8.6

WAIVER OF JURY TRIAL

56

Section 8.7

Notices

56

Section 8.8

Assignment; Binding Effect

58

Section 8.9

Severability

58

Section 8.10

Entire Agreement; No Third-Party Beneficiaries

58

Section 8.11

Amendments; Waivers

58

Section 8.12

Headings

59

Section 8.13

Interpretation

59

Section 8.14

No Recourse

59

Section 8.15

Determinations by the Company

59

Section 8.16

Certain Definitions

60

EXHIBIT A — Term Sheet for Retention Bonus Plan

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 24, 2007 (this “Agreement”), is among CEVA Group Plc, a public company limited by shares incorporated in England and Wales (“Parent”), CEVA Texas Holdco Inc., a Texas corporation and a direct or indirect wholly-owned subsidiary of Parent (“Merger Sub”), and EGL, Inc., a Texas corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has unanimously (with abstentions) (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved to recommend approval of this Agreement by the shareholders of the Company;

WHEREAS, the Board of Directors of Merger Sub and Parent have each unanimously approved this Agreement and declared it advisable for Merger Sub and Parent, respectively, to enter into this Agreement;

WHEREAS, certain existing shareholders of the Company may desire to contribute Shares (as hereinafter defined) to CEVA Investments Limited immediately prior to the Effective Time (as hereinafter defined) in exchange for common stock of CEVA Investments Limited, of which Parent is a wholly-owned subsidiary;

WHEREAS, the Board of Directors of the Company (on the unanimous recommendation of the Special Committee) has determined that the terms of this Agreement constitute a Superior Proposal (as defined in the Agreement and Plan of Merger by and among the Company, Talon Holdings Corp. and Talon Acquisition Co. dated as of March 18, 2007 (the “Talon Merger Agreement”)), the Company and its Board of Directors and the Special Committee have taken all such actions as are necessary and proper to terminate the Talon Merger Agreement, and the Talon Merger Agreement has been validly terminated and is no longer in force or effect; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

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ARTICLE I
THE MERGER

Section 1.1

The Merger

.  At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Texas Business Corporation Act (the “TBCA”) and the Texas Business Organizations Code (the “TBOC”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) and a direct or indirect wholly owned subsidiary of Parent.

Section 1.2

Closing

.  The closing of the Merger (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the fifth Business Day after the satisfaction or waiver (to the extent permitted by applicable Law (as hereinafter defined)) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing; provided, that at the direction of Parent the Closing can be delayed to the last day of the then current interest period of the Company’s floating rate senior secured notes (the “Notes”) in which the conditions set forth in Article VI would be satisfied or waived.

Section 1.3

Effective Time

.  On the Closing Date, the Company shall cause the Merger to be consummated by executing and filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Texas in accordance with Article 5.04 of the TBCA and Section 10.153 of the TBOC, as required.  The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Texas and a certificate of merger is issued by the Secretary of State of the State of Texas, or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Articles of Merger in accordance with the TBCA and TBOC (such time as the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4

Effects of the Merger

.  The Merger shall have the effects set forth in this Agreement and the applicable provisions of the TBCA and TBOC.

Section 1.5

Articles of Incorporation and Bylaws of the Surviving Corporation

.

(continued)

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(a)

The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

(b)

The bylaws of Merger Sub as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

Section 1.6

Directors

.  Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.7

Officers

.  The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1

Effect on Capital Stock

.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a)

Conversion of Company Common Stock

.  Subject to Sections 2.1(b), 2.1(d) and 2.1(e), each issued and outstanding share of common stock, par value $0.001 per share, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, “Company Common Stock,” and each, a “Share”), other than any Shares held by any direct or indirect wholly-owned subsidiary of the Company, which Shares shall remain outstanding except that the number of such Shares shall be appropriately adjusted in the Merger (the “Remaining Shares”), any Cancelled Shares (as defined, and to the extent provided in, Section 2.1(b)) and any Dissenting Shares (as defined, and to the extent provided in, Section 2.1(e)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $47.50 in cash without any interest thereon (the “Merger Consideration”).  All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time

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represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration.

(b)

Parent and Merger Sub-Owned Shares

.  Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time (including all Shares acquired pursuant to the Rollover Commitments) or held by the Company immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement; provided that Parent may elect for any Shares acquired pursuant to the Rollover Commitments by Parent or CEVA Investments Limited or a subsidiary of Parent or CEVA Investments Limited to remain outstanding, subject to appropriate adjustment, and be deemed Remaining Shares.

(c)

Conversion of Merger Sub Common Stock

.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation and shall with the Remaining Shares constitute the only outstanding shares of capital stock of the Surviving Corporation.  From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d)

Adjustments

.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution of stock, cash or property with a record date during such period, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(e)

Dissenters’ Rights

.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Articles 5.12 and 5.13 of the TBCA (the “Dissenting Shareholders”), shall not be converted into or be exchangeable for the

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right to receive the Merger Consideration (the “Dissenting Shares,” and together with the Cancelled Shares, the “Excluded Shares”), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Articles 5.12 and 5.13 of the TBCA (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Articles 5.12 and 5.13 of the TBCA), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to receive the fair value of such shares of Company Common Stock under the TBCA.  If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1(a), without any interest thereon.  The Company shall give Parent (i) prompt notice of any written demands to exercise dissenter’s rights in respect of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the TBCA and received by the Company relating to shareholders’ dissenter’s rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the TBCA.  The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.  Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for shares of Company Common Stock for which dissenter’s rights have been perfected shall be returned to Parent upon demand.

Section 2.2

Exchange of Certificates

.

(a)

Paying Agent

.  At or essentially simultaneously with the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent and approved by the Company in writing (such approval not to be unreasonably withheld) to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of holders of the Shares, the Company Stock Options (as hereinafter defined) cash in U.S. dollars sufficient to pay (i) the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Remaining Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II and (ii) the Option Consideration (as hereinafter defined) payable pursuant to Section 5.5 (such cash referred to in subsections (a)(i) and (a)(ii) being hereinafter referred to as the “Exchange Fund”).  The Exchange Fund shall not be used for any other purpose.

(b)

Payment Procedures

.

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(i)

As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, the Paying Agent shall mail (x) to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof which are reasonably acceptable to Parent) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company shall reasonably determine) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration and (y) to each holder of a Company Stock Option, a check in an amount due and payable to such holder pursuant to Section 5.5 hereof in respect of such Company Stock Option.

(ii)

Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (y) the Merger Consideration.  No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares.  In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes (as hereinafter defined) have been paid or are not applicable.

(iii)

The Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares or holder of Company Stock Options such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986 (the “Code”), or any provision of federal, state, local or foreign Tax Law with respect to the making of such payment.  To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity (as hereinafter defined), such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holder of the Company Stock Options in respect of which such deduction and withholding were made.

(c)

Closing of Transfer Books

.  At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to and subject to the requirements of this Article II.

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(d)

Termination of Exchange Fund

.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Certificates or Book-Entry Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates or Book-Entry Shares.

(e)

No Liability

.  Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)

Investment of Exchange Fund

.  The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Company Stock Options pursuant to this Article II and Section 5.5(a).  Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).

(g)

Lost Certificates

.  In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

Section 2.3

Timing of Equity Rollover

.  For the avoidance of doubt, the parties acknowledge and agree that the contribution of Shares to Parent pursuant to the Rollover Commitments shall be deemed to occur prior to the Effective Time and prior to any other above-described event.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed (i) other than with respect to Sections 3.1(a) and 3.2(a), in the Company SEC Documents filed on or after December 31, 2006 and prior to the date of this Agreement (excluding any disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents) or (ii) in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule,” it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall also be deemed to be disclosure with respect to any other section of this Article III to which the relevance of such item is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1

Qualification, Organization, Subsidiaries, etc.

(a)

Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization.  Each of the Company and its Subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Each of the Company and its Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.  The organizational or governing documents of the Company and each of its Subsidiaries, as previously provided to Parent, are in full force and effect.  Neither the Company nor any Subsidiary is in violation of its organizational or governing documents.

(c)

As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a “Company Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on the assets, properties, business, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole, or that would be reasonably likely to prevent or materially delay or materially impair the ability of the Company to perform its obligations hereunder or to consummate the Merger or the other transactions contemplated hereby, but shall not include (i) facts, circumstances, events, changes, effects or occurrences generally affecting the industry in which the Company operates or the economy or the financial or securities markets in the United States or elsewhere in the world, including any regulatory or political conditions or developments, or any outbreak or escalation of

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hostilities, declared or undeclared acts of war, terrorism or insurrection, except to the extent any fact, circumstance, event, change, effect or occurrence that, relative to other industry participants, disproportionately impacts the assets, properties, business, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) facts, circumstances, events, changes, effects or occurrences to the extent directly resulting from the announcement of the execution of this Agreement or the consummation of the transactions contemplated hereby (provided, however, that this clause (ii) shall not diminish the effect of, and shall be disregarded for purposes of, any representations or warranties herein), (iii) fluctuations in the price or trading volume of shares of Company Common Stock; provided, that the exception in this clause (iii) shall not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such fluctuation has resulted in, or contributed to, a Company Material Adverse Effect, (iv) facts, circumstances, events, changes, effects or occurrences to the extent resulting from any changes in Law or in GAAP (or the interpretation thereof) after the date hereof, (v) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations; provided, that the exception in this clause (v) shall not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect.

Section 3.2

Capital Stock.

(a)

The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”).  As of May 3, 2007, (i) 40,813,161 shares of Company Common Stock were issued and outstanding, (ii) 5,718,606 shares of Company Common Stock were held in treasury, (iii)(A) 1,155,779 shares of Company Common Stock were reserved for issuance under the Circle International Group, Inc. 1994 Omnibus Equity Incentive Plan, none of which were subject to outstanding options issued pursuant to such plan, (B) 45,500 shares of Company Common Stock were reserved for issuance under the Circle International Group, Inc. 1999 Stock Option Plan, of which 1,000 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan, (C) 4,052,597 shares of Company Common Stock were reserved for issuance under the Company’s Long Term Incentive Plan, of which 1,528,271 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan, (D) 157,203 shares of Company Common Stock were reserved for issuance under the Company’s Amended and Restated Nonemployee Director Stock Plan, of which 82,500 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan, (E) 165,137 shares of Company Common Stock were reserved for issuance under the Company’s Employee Stock Purchase Plan and (F) 154,100 shares of Company Common Stock were reserved for issuance under the Circle International Group, Inc. 2000 Stock Option Plan, of which 1,000 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan, (the plan described in clause (a)(iii)(E) above, the “Stock Purchase Plan”) and (iv) no shares of Company Preferred Stock were issued or outstanding.  One right to purchase Series A Junior Participating Preferred Stock (each, a “Company Right”) issued pursuant to the Rights Agreement, dated as of May 23, 2001 (the

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“Company Rights Agreement”), as amended, between the Company and Computershare Investor Services, L.C. is associated with and attached to each outstanding share of Company Common Stock.  All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (iii), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and issued in compliance with all applicable securities Laws.  No shares of Company Common Stock are owned by any Subsidiaries of the Company.

(b)

Except as set forth in subsection (a) above, or as permitted after the date hereof by Section 5.1(b), (i)  the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after May 3, 2007 upon exercise of Company Stock Options outstanding as of May 3, 2007 and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests (including securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock) or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

(c)

Except for the awards to acquire shares of Company Common Stock under the Company Stock Plans and Stock Purchase Plan of the Company or any of its Subsidiaries listed in Section 3.2(a) above, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(d)

There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or of which the Company is otherwise aware with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(e)

No holder of securities in the Company or any of its Subsidiaries has any right to have such securities registered by the Company or any of its Subsidiaries, as the case may be, other than pursuant to the Shareholder’s Agreement dated October 1, 1994 among the Company, James R. Crane, Daniel S. Swannie, Douglas A. Seckel and Donald P. Roberts.

(f)

Section 3.2(f) of the Company Disclosure Schedule sets forth a complete and correct list of all outstanding Restricted Shares and Company Stock Options granted under the Company Stock Plans, Company Benefit Plans or otherwise, the number of shares of Company Common Stock issuable thereunder or with respect thereto, the exercise prices (if any), and the names of the holders thereof.  Each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its

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terms to be effective by all necessary corporate action.  The per share exercise price of each Company Stock Option was equal to or greater than the fair market value of a share of Company Common Stock on the applicable grant date.  The Company has not knowingly granted, and there is no and has been no Company policy or intentional practice to grant, Company Stock Options prior to, or otherwise intentionally coordinate the grant of Company Stock Options with, the release of material information regarding the Company or its Subsidiaries.

Section 3.3

Subsidiaries and Joint Ventures

.  Section 3.3 of the Company Disclosure Schedule lists all Subsidiaries and Joint Ventures of the Company together with the jurisdiction of organization of each such Subsidiary and Joint Venture.  All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, claims, deeds of trust, options, rights of first refusal, restrictive covenants, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under applicable law, including the Securities Act of 1933, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”).  All of the outstanding shares of capital stock of, or other equity interests in, each Joint Venture of the Company owned directly or indirectly by the Company have been duly authorized and validly issued and are fully paid and nonassessable.  Other than the Subsidiaries and the Joint Ventures, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

Section 3.4

Corporate Authority Relative to This Agreement; No Violation

.

(a)

The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Shareholder Approval (as hereinafter defined), to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, and, except for (i) the Company Shareholder Approval and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Texas, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby.  Each of the Board of Directors of the Company and the Special Committee of the Board of Directors has resolved to recommend that the Company’s shareholders approve this Agreement and the transactions contemplated hereby (including the Special Committee’s recommendation, the “Recommendation”), provided that a withdrawal or modification after the date hereof by the Board or the Special Committee of its Recommendation consistent with Section 5.3(d) shall not be deemed a breach of the foregoing sentence of this Section 3.4(a).  This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the

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Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity, and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”).

(b)

Other than in connection with or in compliance with (i) the TBCA (ii) the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and (iv) competition approvals in foreign countries (collectively, the “Company Approvals”) no authorization, consent or approval of, or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation, payment of any consent or similar fee, or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, Company Permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries or (iii) assuming that the consents and approvals referred to in Section 3.4(b) are duly obtained, conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, required consent, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(d)

The Company has provided Parent with a true and complete copy of the Talon Merger Agreement, including all schedules and exhibits thereto.  The Talon Merger Agreement, effective as of the signing of this Agreement, has been validly terminated.

Section 3.5

Reports and Financial Statements

.

(a)

The Company and its Subsidiaries have filed all forms, documents, statements and reports required to be filed prior to the date hereof by them with the Securities and Exchange Commission (the “SEC”) since January 1, 2005 (the forms, documents, statements and reports filed with the SEC since January 1, 2005 and those filed with the SEC subsequent to

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the date of this Agreement, including any amendments thereto, the “Company SEC Documents”).  As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, as to form, in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder.  None of the Company SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

The financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in or incorporated by reference into the Company SEC Documents fairly presented, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows and changes in shareholders equity for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements or foreign Subsidiaries, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.6

Internal Controls and Procedures

.

(a)

The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).  The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2006, and such assessment concluded that such controls were effective.  The Company has disclosed, based on its most recent evaluations, to the Company’s outside auditors and the audit committee of the board of directors of the Company (A) all significant deficiencies in the design or operation of internal controls over financial reporting and any material weaknesses, which have more than a remote chance to materially adversely affect the Company’s ability to record, process, summarize and report financial data (as defined in Rule 13a-15(f) of the Exchange Act) and (B) any fraud, whether or not material,

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that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(b)

Since January 1, 2005, to the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has a “significant deficiency” or “material weakness” (as such terms are defined in the Public Accounting Oversight Board’s Auditing Standard No. 2, as in effect on the date hereof), in the Company’s internal controls over financial reporting.

Section 3.7

No Undisclosed Liabilities

.  Except (i) as reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed at least two (2) Business Days prior to the date hereof, (ii) for liabilities and obligations arising under this Agreement and transactions contemplated by this Agreement, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2006, (iv) for any action specifically permitted by the exceptions in the covenants in Section 5.1(b), (v) for liabilities or obligations under Company Material Contracts, other than in the case of material breach by the Company and (vi) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due, that would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8

Compliance with Law; Permits

.

(a)

The Company and its Subsidiaries are, and since the later of January 1, 2005 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law, (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Neither the Company, nor any of its Subsidiaries, nor any of their Affiliates or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the

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Foreign Corrupt Practices Act of 1977 or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in the case of clauses (i), (ii) or (iii) where such action, violation or noncompliance would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), (ii) all Company Permits are in full force and effect, (iii) no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, (iv) the Company and its Subsidiaries are not, and since January 1, 2005 have not been, in violation or breach of, or default under, any Company Permit and (v) no event or condition has occurred or exists which would reasonably be expected to result in a violation of, breach of or loss of a benefit under any Company Permit (in each case, with or without notice or lapse of time or both).

(d)

The representations and warranties set forth in this Section 3.8 shall not apply to Environmental Law (which is the subject of Section 3.9), ERISA (which is the subject of Section 3.10) or Laws relating to Taxes (which are the subject of Section 3.15).

Section 3.9

Environmental Laws and Regulations

.

(a)

Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses and are in compliance with all applicable Environmental Laws (as hereinafter defined) and, while owned by the Company, each of the former Subsidiaries conducted their respective businesses in compliance with all applicable Environmental Laws, (ii) there has been no release of any Hazardous Substance by the Company or by any of its Subsidiaries, or by former Subsidiaries while owned by the Company, or from any properties while owned by the Company or any of its Subsidiaries or former Subsidiaries while owned by the Company, or as a result of any operations or activities of the Company or any of its Subsidiaries or former Subsidiaries while owned by the Company, in any manner or for which the Company or any of is Subsidiaries would be responsible that could reasonably be expected to give rise to any remedial obligation, corrective action requirement or other liability of any kind under applicable Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has received any written notices, demand letters or written requests for information from any federal, state, local or foreign or provincial Governmental Entity asserting that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, and (iv)  neither the Company, its Subsidiaries nor any of their respective properties are, or, to the Knowledge of the Company, are threatened to become, subject to any liabilities relating to any suit, settlement,

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court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law.

(b)

As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

(c)

As used herein, “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.  Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

Section 3.10

Employee Benefit Plans

.

(a)

Section 3.10(a) of the Company Disclosure Schedule lists all material Company Benefit Plans as of the date of this Agreement.  “Company Benefit Plans” means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not subject to ERISA), providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension, deferred compensation, change in control, savings benefits or any other benefits, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries, or that the Company or any of its Subsidiaries has any obligation to sponsor, maintain or contribute to, for the benefit of current or former employees, officers, directors or consultants of the Company or any of its Subsidiaries and all employee and consultant agreements providing compensation, vacation, severance, change in control or other benefits to any current or former officer, employee or consultant of the Company or any of its Subsidiaries.

(b)

Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole, no action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened (x) with respect to any Company Benefit Plan by any current or former employee, officer or director of the Company or any of its Subsidiaries, (y) alleging any breach of the material terms of any Company Benefit Plan or any fiduciary duties or (z) with respect to any violation of any applicable Law with respect to such Company Benefit Plan.

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(c)

Each Company Benefit Plan has been established, maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole.  Each Company Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked and to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to affect adversely the qualified status of any such Company Benefit Plan.  All material contributions required to be made by the Company or one of its Subsidiaries or any of their respective ERISA Affiliates to any Company Benefit Plan and all material premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period have been timely made or paid in full.

(d)

There are no Company Benefit Plans subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

(e)

None of the Company Benefit Plans provides that the execution of this Agreement or consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (whether contingent or otherwise), (i) entitle any current or former director, employee, independent contractor, consultant or officer of the Company or any of its Subsidiaries to severance pay, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment, compensation or benefit except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, result in any funding, or increase the amount of any payment, compensation or benefit due any such director, employee, independent contractor, consultant or officer, except as expressly provided in this Agreement, or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director, independent contractor, consultant or officer, (iv) result in any limitation or restriction on the right of the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan, (v) result in any new or increased contribution required to be made to any Company Benefit Plan or (vi) provide for any director, officer, employee or service provider to be entitled to a gross-up, make whole or other payment as a result of the imposition of taxes under Section 280G, 4999 or 409A of the Code pursuant to any agreement or arrangement with the Company or any of its Subsidiaries.  No payment or benefit which has been, will be or may be made by the Company or any of its Subsidiaries with respect to any present or former employee in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement could result in any “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code or nondeductibility under Section 162(m) of the Code.

(f)

Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole, all Company Benefit Plans subject to the Law of any jurisdiction outside of the United States (i) have been established and maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all necessary requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Law.

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(g)

With respect to each Company Benefit Plan, the Company has provided to Parent a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Company Benefit Plan and all amendments thereto, (ii) any related trust agreement or other funding instrument (iii) the most recent Internal Revenue Service determination or opinion letter, (iv) the most recent summary plan description, (v) the most recent actuarial report, (vi) the most recent required Internal Revenue Service Form 5500, and (vi) the most recent certified financial statement.

(h)

No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (“Multiemployer Plan”) or a plan that has two or more contributing sponsors, at least two of whom are not under common control within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and neither the Company, its Subsidiaries nor any other entity which together with the Company or any of its Subsidiaries would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code (each, an “ERISA Affiliate”) has during the last six (6) years sponsored or contributed to, or had any liability or obligation in respect of, any Multiemployer Plan, or Multiple Employer Plan.

(i)

No event has occurred and, to the Knowledge of the Company, except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole, no condition exists that would, either directly or by reason of the Company’s or any Subsidiary’s affiliation with any of their ERISA Affiliates, subject the Company or any of its Subsidiaries to any tax, fine, lien, penalty or other liability imposed by ERISA or, with respect to each Company Benefit Plan, the Code or other applicable Laws.

(j)

Each Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in good faith compliance in all material respects with Section 409A of the Code since January 1, 2005, the proposed regulations issued thereunder and the Internal Revenue Service Notice 2005-1.

(k)

Neither the Company nor any of its Subsidiaries or ERISA Affiliates (taken as a whole) has any material liability with respect to an obligation to provide health or other non-pension benefits to any Person beyond their retirement or other termination of service other than coverage mandated by Section 4980B of the Code or state Law.

Section 3.11

Interested Party Transactions

.  Except for employment Contracts filed as an exhibit to or incorporated by reference in a Company SEC Document filed prior to the date hereof or Company Benefit Plans, Section 3.11 of the Company Disclosure Schedule sets forth a correct and complete list of the contracts, arrangements that are in existence as of the date of this Agreement or transactions under which the Company or any of its Subsidiaries has any existing or future liabilities (an “Affiliate Transaction”), between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of the Company or any person that has served as such an executive officer or director within the past two years or any of such executive officer’s or director’s immediate family members, (B) record or beneficial owner of

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more than 5% of the Shares as of the date hereof, or (C) to the Knowledge of the Company, any Affiliate of any such executive officer, director or owner (other than the Company or any of its Subsidiaries).  Parent has been provided with true and complete copies of any such contracts or arrangements, all of which shall be terminated on or prior to the Closing except as set forth on Schedule 3.11 of the Company Disclosure Schedule.

Section 3.12

Absence of Certain Changes or Events

.  Since December 31, 2006, (a) except as otherwise required or expressly contemplated by this Agreement, (i) the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice (it being understood that, for purposes of this Section 3.12, the taking of any action specifically permitted by the exceptions in the covenants contained in Section 5.1(b) shall be deemed to be in the ordinary course of business consistent with past practice) and (ii) there have not been any facts, circumstances, events, changes, effects or occurrences that have had or would have, individually or in the aggregate a Company Material Adverse Effect and (b) prior to the date hereof, neither the Company nor any of its Subsidiaries has taken or permitted to occur any action that were it to be taken from and after the date hereof would require approval of Parent pursuant to Section 5.1(b) to (i) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, (ii) waive, release, assign, settle or compromise any claim, action or proceeding or (iii) implement or adopt any material change in its Tax or financial accounting principles, practices or methods.

Section 3.13

Investigations; Litigation

.  There are no (i) investigations or proceedings pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries or (ii) actions, suits or proceedings pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries , or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity against the Company or any of its Subsidiaries, in each case of clause (i) or (ii), which would have (if adversely determined), individually or in the aggregate, a Company Material Adverse Effect.

Section 3.14

Proxy Statement; Other Information

.  None of the information contained in the Proxy Statement (as hereinafter defined) will at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the time of the Company Meeting (as such Proxy Statement shall have been amended or supplemented as of the date of the Company Meeting), and at the time of any amendments thereof or supplements thereto, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not

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misleading; provided, that no representation is made by the Company with respect to information supplied by or on behalf of, or related to, Parent or any of its Affiliates (other than the Company and its Subsidiaries).  The Proxy Statement will comply as to form in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by or on behalf of, or related to, Parent or any of its Affiliates (other than the Company and its Subsidiaries).  The letter to shareholders, notice of meeting, proxy statement and forms of proxy to be distributed to shareholders in connection with the Merger to be filed with the SEC in connection with seeking the approval of this Agreement are collectively referred to herein as the “Proxy Statement.”

Section 3.15

Tax Matters

.

(a)

Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) the U.S. consolidated federal income Tax Returns of the Company through the tax year ending 2005 have been examined by the Internal Revenue Service and such examinations have been completed or settled (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (v) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, (vi) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable, (vii) none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) (A) occurring during the two-year period ending on the date hereof, or (B) that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger, (viii) the Company and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party and is in compliance with all applicable rules and regulations regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection therewith, (ix) none of the Company or any of its Subsidiaries has been a party to any “reportable transaction” within the meaning of Treasury Regulation 1.6011-4(b)(1), (x) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any Tax or Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is the Company) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any

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predecessor or successor thereof or any analogous or similar provision of Law), by contract, agreement or otherwise, (xi) no waivers or extensions of any statute of limitations have been granted or requested with respect to any Taxes of the Company or any of its Subsidiaries, (xii) no issue has been raised in writing by a taxing authority in any prior examination of the Company or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a deficiency for any subsequent taxable period, (xiii) no claim has been in writing made by a taxing authority in a jurisdiction where either the Company or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction, and (xiv) neither the Company nor any of its Subsidiaries (A) is subject to any private letter ruling of the IRS or comparable rulings of any taxing authority with respect to income Taxes or (B) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law, in each case, within the preceding three taxable years or that may otherwise be in effect at any time after the Effective Time of the Merger with respect to income Taxes.

(b)

As used in this Agreement, (i) “Tax” or “Taxes” means (A) any and all federal, state, local or foreign or provincial taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with respect thereto, and (B) any liability in respect of any items described in clause (A) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision of Law) or otherwise, and (ii) ”Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

Section 3.16

Labor Matters

(a)

  Except for such matters which would not have individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.  Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no (and have not been during the two year period preceding the date hereof) strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries (“Employees”), (ii) to the Knowledge of the Company, there is no (and has not been during the two year period preceding the date hereof) union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no (and has not been during the two year period preceding the date hereof) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding

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pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) there is no (and has not been during the two year period preceding the date hereof) slowdown or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to Employees and (v) the Company and its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and unfair labor practices.  Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Act and the regulations promulgated thereunder (the “WARN Act”) or any similar state or local law as a result of any action taken by the Company that would have, individually or in the aggregate, a Company Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreements.

(b)

Except as would not have, individually or in the aggregate a Company Material Adverse Effect, all individuals that have been or that are classified by the Company as independent contractors, including without limitation drivers, have been and are correctly so classified, and none of such individuals could reasonably be classified as an employee of the Company.

Section 3.17

Intellectual Property

.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or applications and registrations, domain names, Internet addresses and other computer identifiers, web sites and web pages, computer software programs and related documentation, trade secrets, know-how, customer information, confidential business information and technical information used in their respective businesses as currently conducted (collectively, the “Intellectual Property”).  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging infringement by the Company or any of its Subsidiaries or with regard to the ownership, validity or use of any Intellectual Property of the Company, (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe any intellectual property rights of any person, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries, and (iv) to the Knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries.  To the Knowledge of the Company, upon the consummation of the transactions contemplated herein, the Company shall own or have the right to use all Intellectual Property on the same terms and conditions as the Company and its Subsidiaries enjoyed prior to such transaction, except where the failure to so own or have the right to use would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.18

Property

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.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and indefeasible title to all of its owned real property and good title to all its personal property and has valid leasehold interests in all of its leased properties free and clear of all Liens (except in all cases for Liens permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used (assuming the timely discharge of all obligations owing under or related to the owned real property, the personal property and leased property) by the Company or a Subsidiary of the Company).  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property are valid and effective against the Company or any of its Subsidiaries and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the counterparties thereto, or event which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the counterparties thereto.  The representations and warranties set forth in this Section 3.18 shall not apply to Intellectual Property, which is the subject of Section 3.17.

Section 3.19

Insurance

.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in the amounts set forth on Section 3.19 of the Company Disclosure Schedule.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be (or equivalent replacement insurance will be) outstanding and duly in force on the Closing Date.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach or default under, or has taken any action which could permit termination or material modification of, any material insurance policies, and (ii) no notice in writing of cancellation or termination has been received with respect to any material insurance policy and no such policy shall terminate or give rise to a right of cancellation by reason of the execution, delivery and performance of this Agreement.

Section 3.20

Opinion of Financial Advisor

.  The Board of Directors of the Company and the Special Committee have received the opinion of Deutsche Bank Securities Inc., dated as of the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of the Company Common Stock (other than those that are parties to a Rollover Commitment, Parent and Merger Sub) from a financial point of view.  The Company will provide Parent (solely for informational purposes) a true, correct and complete copy of such opinion promptly following receipt thereof.

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Section 3.21

Required Vote of the Company Shareholders

.  The affirmative vote of the holders of outstanding shares of Company Common Stock, voting together as a single class, representing at least a majority of all the votes entitled to be cast thereupon by holders of Company Common Stock, is the only vote of holders of securities of the Company which is required to approve this Agreement, the Merger and the other transactions contemplated hereby (the “Company Shareholder Approval”).

Section 3.22

Material Contracts

.

(a)

As of the date of this Agreement, except for this Agreement, the Company Benefit Plans, Contracts filed with the SEC prior to the date hereof or as set forth on Section 3.22(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract (whether written or oral) which is (i) a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, contract, lease, license or other binding commitment (other than those between the Company and its Subsidiaries) relating to indebtedness or other obligation to make payment in an amount in excess of $5 million individually, (iii) a contract, which to the Knowledge of the Company purports to materially limit the right of the Company or any of its Affiliates to engage or compete in any line of business in which the Company or its Subsidiaries is engaged or to compete with any person or operate in any location, (iv) a contract that creates a partnership or joint venture or similar arrangement with respect to any significant portion of the business of the Company or its Subsidiaries taken as a whole, (v) settlement or similar agreement with any governmental entity or order or consent of a governmental entity to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries which is material to the Company and any of its Subsidiaries taken as a whole (all contracts of the type described in this Section 3.22(a), together with Contracts with the top 24 transportation suppliers and top 22 customers of the Company (as measured by annual spend or revenues, respectively, which supplier and customer Contracts are set forth in Section 3.22 of the Company Disclosure Schedule (the “Material Customer/Supplier Contracts”)), being referred to herein as “Company Material Contracts”).

(b)

Other than as a result of the expiration or termination of any Company Material Contract in accordance with its terms and except as would not have, either individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Material Contract, and (iii) neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries or their counterparties under any such Company Material Contract.  Since December 31, 2006, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company

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nor any of its subsidiaries has received any written notice that any counterparty to a Material Customer/Supplier Contract (i) has reduced or will reduce the use of products or services of the Company or any of its Subsidiaries, or (ii) has sought to terminate or amend the terms of a Material Customer/Supplier Contract, including in each case as a result of the Agreement or the transactions contemplated hereby.

Section 3.23

Finders or Brokers; Transaction Fees

.  Except for Deutsche Bank Securities Inc., neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.  Section 3.23 of the Company Disclosure Schedule contains the Company’s good faith estimate as of the date of this Agreement of all fees, expenses or commissions that will be paid or will be payable by the Company or any of its Subsidiaries to financial, legal and other advisors for the provision of services to the Company in connection with the consummation of the transactions contemplated hereby, including litigation regarding the transactions contemplated hereby, excluding any fees or expenses incurred pursuant to Section 5.10 (“Transaction Fees”).  The Company and its Subsidiaries have, prior to the date hereof, paid or committed to pay only those Transaction Fees which have been or will be incurred by the Company or by the Company’s directors in their capacity as directors, and no Transaction Fees have been paid or committed to be paid by the Company or its Subsidiaries for services rendered to other Persons.  The Company has provided to Parent a copy of its agreement regarding payment of fees and expenses to Deutsche Bank Securities Inc.

Section 3.24

State Takeover Statutes; Rights Plan

.  The Company has taken all actions necessary for purposes of Article 13.03 of the TBCA to ensure that the restrictions of such provision are not applicable to the Merger, the Rollover Commitments or other transactions contemplated hereby, and no other “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States is applicable to the Company with respect to the Merger, the Rollover Commitments or other transactions contemplated hereby.  The Company has amended and taken all other actions necessary to (a) render the Company Rights Agreement inapplicable to this Agreement, the Merger, the Rollover Commitments or other transactions contemplated hereby, (b) ensure that (i) none of Parent, Merger Sub or any other interestholder or Subsidiary of Parent is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement and (ii) a Distribution Date or a Triggering Event (as such terms are defined in the Company Rights Agreement) does not occur, in the case of clauses (a) and (b)(i) and (ii), solely by reason of the execution of this Agreement, or the Rollover Commitments, or the consummation of the transactions contemplated thereby, including the Merger, and (c) provide that the Expiration Date (as defined in the Company Rights Agreement) shall occur immediately prior to the Effective Time.

Section 3.25

Disclaimer

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(a)

Except for the representations and warranties contained in this Article III and referenced in Articles VI or VII of this Agreement, Parent acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to Parent.  Except in the case of fraud or willful misrepresentation, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent or any other Person resulting from the distribution to Parent, or use by Parent of, any such information, including any information, documents, projections, forecasts or other material made available to Parent in certain “data rooms”, confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement.

(b)

In connection with investigation by Parent of the Company and its Subsidiaries, Parent has received or may receive from the Company and/or the Company’s Subsidiaries certain projections, forward-looking statements and other forecasts and certain business plan information. Parent acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Parent is familiar with such uncertainties, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that, absent fraud or willful misrepresentation, Parent shall have no claim against anyone with respect thereto. Accordingly, Parent acknowledges that the Company makes no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1

Qualification; Organization

.

(a)

Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization.  Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Parent Material Adverse Effect.

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(b)

Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign business entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby (a “Parent Material Adverse Effect”).  The organizational or governing documents of Parent and Merger Sub, as previously provided to the Company, are in full force and effect.  Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

Section 4.2

Corporate Authority Relative to This Agreement; No Violation

.

(a)

Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and Merger Sub and the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)

Other than in connection with or in compliance with (i) the provisions of the TBOC, (ii) the Exchange Act, (iii) the HSR Act, and (iv) competition approvals in foreign countries (collectively, the “Parent Approvals”), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)

The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent and Merger Sub will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) assuming that the consents and approvals referred to in Section 4.2(b) are duly obtained, conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, required

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consent, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3

Proxy Statement; Other Information

.  None of the information supplied or to be supplied by or on behalf of Parent or any of its Affiliates (other than the Company and its Subsidiaries) which is included or incorporated by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the time of the Company Meeting (as such Proxy Statement shall have been amended or supplemented as of the date of the Company Meeting), and at the time of any amendments thereof or supplements thereto, will, at the time of filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.4

Financing

(a)

.  Section 4.4 of the Parent Disclosure Schedule sets forth true, accurate and complete copies of (i) an executed equity commitment letter to provide equity financing to Parent and/or Merger Sub (the “Equity Commitment Letter”) and (ii) executed debt commitment letters and related term sheets (the “Debt Commitment Letters” and, together with the Equity Commitment Letter referred to in clause (i), the “Financing Commitments”) pursuant to which, and subject to the terms and conditions thereof, certain lenders have committed to provide Parent or the Surviving Corporation with loans in the amounts described therein, the proceeds of which may be used to consummate the Merger and the other transactions contemplated hereby (the “Debt Financing” and, together with the equity financing referred to in clause (i), the “Financing”); provided, however, that in the event any terms of the Financing Commitments are set forth in one or more fee letters containing information regarding fees and compensation payable to parties providing the Financing that Parent and Merger Sub have agreed to keep confidential, the copies of such fee letters may be redacted to delete such compensation information that is not material to an assessment of the likelihood of the Financing being consummated.  Each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent or Merger Sub and, to Parent’s Knowledge, the other parties thereto.  As of the date of this Agreement, the Financing Commitments are in full force and effect and have not been withdrawn or terminated (and no party thereto has indicated an intent to so withdraw or terminate) or otherwise amended or modified in any respect and neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth therein and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a material breach or failure to satisfy a condition precedent set forth therein.  No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub with any term or condition of the Financing Commitments.  As of the date of this Agreement, Parent has no reason to believe it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it pursuant to the Financing Commitments.  The proceeds from the Financing, together with the Rollover Commitments, and available cash of Parent and the Company on the Closing Date, constitute all of the financing required for the consummation of Merger and the other transactions

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contemplated hereby, and are sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the Merger Consideration and the Option Consideration, and the payment of all fees and expenses reasonably expected to be incurred in connection herewith.  Parent or Merger Sub has fully paid any and all commitment fees or other fees on the dates and to the extent required by the Financing Commitments.  The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent on the terms therein.  Notwithstanding anything in this Agreement to the contrary, the Financing Commitments may be superseded at the option of Parent or Merger Sub after the date of this Agreement but prior to the Effective Time by the New Financing Commitments in accordance with Section 5.10.  In such event, the term “Financing Commitment” as used herein shall be deemed to include the New Financing Commitments to the extent then in effect.

Section 4.5

Ownership and Operations of Merger Sub

.  As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.  Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

Section 4.6

Finders or Brokers

.  Prior to the Effective Time, neither the Company nor any of its Subsidiaries shall have any liability for any fee or commission to be paid to any investment banker, broker or finder engaged by Parent or by any of Parent's Subsidiaries in connection with the transactions contemplated by this Agreement.

Section 4.7

Ownership of Shares

.  Neither Parent, as of the date hereof, nor Merger Sub owns any Shares, beneficially, of record or otherwise.  Immediately prior to the Effective Time, Parent or Merger Sub will own only those Shares subject to the Rollover Commitments.

Section 4.8

Certain Arrangements

. Section 4.8 of the Parent Disclosure Schedule sets forth, as of the date hereof, all Contracts between Parent, or Merger Sub, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the transactions contemplated by this Agreement.  Parent has provided the Special Committee and the Board of Directors of the Company with true, correct and complete copies of the Contracts in Section 4.8 of the Parent Disclosure Schedule.  Prior to the Board of Directors of the Company approving this Agreement, the Merger, the Rollover Commitments and the other transactions contemplated thereby for purposes of Article 13.03 of the TBCA or the Company Rights Agreement, neither Parent nor Merger Sub, alone or together with any other person, has taken any action that would cause Article 13.03 of the TBCA to be applicable to this Agreement, the Merger or any transactions contemplated by this Agreement.

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Section 4.9

Investigations; Litigation

. There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or Affiliates (other than the Company or any of its Subsidiaries, as to which Parent and Merger Sub make no representation), other than any such suit, claim, action, proceeding or investigation that would not have, individually or in the aggregate, a Parent Material Adverse Effect.  As of the date hereof, neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.10

No Other Information

. Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III.  The representations and warranties set forth in Article III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto.

Section 4.11

Access to Information; Disclaimer

. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to the books and records of the Company and its Subsidiaries, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, whether express or implied, other than the representations and warranties of the Company expressly contained in Article III or referenced in Articles VI or VII of this Agreement and that all other representations and warranties are specifically disclaimed.

Section 4.12

Solvency

.  As of the Effective Time, assuming (i) satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, or waiver of such conditions, (ii) the representations and warranties of the Company set forth in Article III are true and correct as of the date hereof and will be true and correct as of the Closing Date (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any “knowledge,” materiality or “Company Material Adverse Effect” qualification or exception) including, without limitation, the representations and warranties set forth in Section 3.5(b), and (iii) estimates, projections or forecasts provided by the Company to Parent prior to the date hereof are true, correct and complete in all material respects as of the date hereof and as of the Closing Date and have been prepared in good faith on assumptions that were and continue to be reasonable, and (iv) the Financing has been obtained on terms substantially comparable to or not materially worse than those reflected in the Financing Commitments, and after giving effect to all of the transactions contemplated by this Agreement, including without limitation the

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Financing, any alternative financing and the payment of the aggregate Merger Consideration, any contemplated repayment or refinancing of debt and payment of all related fees and expenses, the Surviving Corporation will be Solvent.  For the purposes of this Section 4.12, the term “Solvent” when used with respect to the Surviving Corporation means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation will, as of such date, exceed (i) the value of all “liabilities of the Surviving Corporation, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) the Surviving Corporation will be able to pay its liabilities, including contingent and other liabilities, as they mature.  For purposes of this definition, (i) “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that the Surviving Corporation will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

ARTICLE V
COVENANTS AND AGREEMENTS

Section 5.1

Conduct of Business by the Company and Parent

.

(a)

From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, (iii) as expressly contemplated or expressly permitted by this Agreement or (iv) as disclosed in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to conduct its business in all material respects in the ordinary course consistent with past practices, and use commercially reasonable best efforts to maintain and preserve intact its business organization and significant business relationships and to retain the services of its key officers and key employees; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. In the event that (i) the Company requests the written consent of Parent to take any action otherwise prohibited by this Section 5.1 and (ii) Parent does not grant such consent, any fact, circumstance, event, change, effect or occurrence resulting directly from the failure of the Company to be able to take such action as result of the failure of Parent to grant its written consent shall not constitute, or be considered in determining the existence or occurrence of, a Company Material Adverse Effect; provided, however, that this exception in clauses (i) and (ii) shall not prevent or otherwise affect a determination that any fact,

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circumstance, event, change, effect or occurrence (A) has resulted in a Company Material Adverse Effect or (B) may be a breach of a representation, warranty or covenant of the Company, in each case to the extent such fact, circumstance, effect or occurrence existed prior to the time the Company requests an action to be taken with Parent’s consent.

(b)

The Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule, consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

(i)

adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock;

(ii)

make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding as of the date hereof under the Company Stock Plans; provided, that this Section 5.1(b)(ii) shall not apply to (A) dividends or distributions paid by wholly-owned Subsidiaries of the Company to the Company or to other wholly-owned Subsidiaries or (B) dividends or distributions paid by Subsidiaries of the Company, other than wholly-owned Subsidiaries, that are not within the discretion or control of the Company or its Subsidiaries;

(iii)

grant any person any right to acquire any shares of its capital stock except as required under any existing agreement as listed in Section 5.1(b)(iii) of the Company Disclosure Schedule;

(iv)

issue, deliver, sell, grant, or pledge any (A) shares of capital stock except pursuant to the exercise of stock options or other awards issued under the Company Stock Plans issued and outstanding as of the date hereof and in accordance with the terms of such instruments; provided, that the Company shall not issue any Shares under the Stock Purchase Plan; (B) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of its capital stock or securities, or (C) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(v)

except for hedging agreements entered into in the ordinary course of business consistent with past practice, purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $5,000,000 in the aggregate, or if not in the ordinary course of business consistent with past practice, in excess of $1,500,000 in the aggregate;

(vi)

make any capital expenditures in any fiscal quarter exceeding the Company’s capital expenditure budget (a copy of which has been previously provided to Parent)

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for such fiscal quarter (a) by more than 1% of the aggregate quarterly budget, or, (b) for each project category, by more than 15% of the quarterly budget for such category; provided that if the aggregate amount spent in any fiscal quarter is less than the aggregate amount set forth in the budget for that quarter, then the amount of such underspend may be spent in the immediately following fiscal quarter (but not in any subsequent quarters) based on a pro rata allocation of such underspend among the project categories based on the full-year total budget allocation among such categories.  For purposes of this Section 5.1(b)(vi), the parties agree that the underspend amount for each project category for the first fiscal quarter of 2007 is as set forth in Section 5.1(b)(vi) of the Company Disclosure Schedule, and the Company may carry forward these underspend amounts and apply them to the relevant project categories in the capital expenditure budget for the second fiscal quarter of 2007;

(vii)

incur, assume, guarantee, or become obligated with respect to any indebtedness for borrowed money, other than (A) drawdowns under existing credit facilities made in the ordinary course of business consistent with past practice, provided that the aggregate amount of any such drawdowns may not at any time exceed $10,000,000 (but disregarding amounts borrowed in respect of payment by the Company of the $30,000,000 termination fee under the Talon Merger Agreement) or (B) issuances of letters of credit, surety bonds, guarantees of indebtedness for borrowed money and security time deposits made under existing credit facilities in the ordinary course of business consistent with past practice, subject to a $5,000,000 individual cap or, in the case of any such issuances which are related to a common project or business purpose, a $5,000,000 aggregate cap for such related issuances, and provided that the aggregate outstanding amount of any issuances of letters of credit, surety bonds, guarantees of indebtedness for borrowed money and security time deposits may not exceed $101,000,000 at any time;

(viii)

make any acquisition (including by merger, consolidation or other business combination) of another Person or business in excess of $5,000,000 in the aggregate, or, if not in the ordinary course of business consistent with past practice, in excess of $1,000,000 in the aggregate, whether by purchase of stock or securities, contributions to capital (other than (A) capital contributions to wholly-owned Subsidiaries of the Company and (B) capital contributions to Subsidiaries of the Company, other than wholly-owned Subsidiaries, that are not within the discretion of the Company or its Subsidiaries), property transfers, or entering into binding agreements with respect to any such investment or acquisition;

(ix)

except in the ordinary course of business consistent with past practice, enter into, renew, extend, materially amend or terminate any Company Material Contract or Contract which if entered into prior to the date hereof would be a Company Material Contract, in each case, other than any Contract relating to indebtedness that would not be prohibited under clause (vii) of this Section 5.1(b);

(x)

except to the extent required by Law or by Contracts in existence as of the date hereof, (A) increase in any manner the compensation or benefits of any of its present or former, employees, directors, consultants, independent contractors or service providers except in the ordinary course of business consistent with past practice (including, for this purpose, the normal employee salary, and bonus compensation review process conducted each year); provided, however, that this exception shall not apply to the individuals listed on Section

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5.1(b)(x) of the Company Disclosure Schedule, (B) pay, or increase the amounts payable under, any pension, severance, change in control, retirement or similar benefits not required by any existing plan or agreement to any such present or former employees, officers, directors, consultants, independent contractors or service providers, (C) enter into, renew, amend, alter, adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, change in control, bonus or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment, change in control, retention severance, consulting or collective bargaining or similar agreement with or for the benefit of any present or former employee, officer, director, consultant or service provider (other than amendments to a Company Benefit Plan that do not materially increase the cost to the Company or any of its Subsidiaries of maintaining such plan, policy, arrangement or agreement), except to the extent necessary to satisfy the documentary compliance requirements of Section 409A of the Code or to avoid application of Section 409A of the Code, (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, (E) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, or (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law;

(xi)

waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises not exceeding the amount reserved against in the financial statements contained in the Company SEC Documents, or that involve only the payment of monetary damages not in excess of $1,250,000 in the aggregate (excluding amounts to be paid under existing insurance policies) or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount, in each case, other than in the ordinary course consistent with past practice;

(xii)

amend or waive any provision of the articles of incorporation and bylaws or other equivalent organizational documents of the Company or any of its material Subsidiaries or, in the case of the Company, enter into any agreement with any of its shareholders in their capacity as such;

(xiii)

take or omit to take any action that is intended or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

(xiv)

enter into any “non-compete”, “non-solicit” or similar agreement that would materially restrict the businesses of the Surviving Corporation or its Subsidiaries or their ability to solicit customers or employees following the Effective Time;

(xv)

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

(continued)

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(xvi)

implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by GAAP, applicable Law or regulatory guidelines;

(xvii)

enter into any closing agreement with respect to material Taxes, settle or compromise any material liability for Taxes, make, revoke or change any material Tax election, agree to any adjustment of any material Tax attribute, file or surrender any claim for a material refund of Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material Taxes, file any material amended Tax Return or obtain any material Tax ruling;

(xviii)

enter into any new, or amend or otherwise alter any Affiliate Transaction or transaction which would be an Affiliate Transaction if such transaction occurred prior to the date hereof;

(xix)

make any loans to any individual (other than advances of out-of-pocket business expenses to employees, contractors or consultants in the ordinary course of business and consistent with past practices) or make any material loans, advances or capital contributions to, or investments in, any other Person in excess of $3,000,000 in the aggregate for all such loans, advances, contributions and investments, except for (i) transactions solely among the Company and/or wholly-owned Subsidiaries of the Company, or (ii) as required by existing contracts set forth in Section 5.1(b)(xix) of the Company Disclosure Schedule;

(xx)

incur or pay fees, expenses or commissions to be paid to financial, legal and other advisors in connection with consummation of the transactions contemplated by this Agreement other than as described in Section 3.23 of the Company Disclosure Schedule; or

(xxi)

agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.1(b).

Section 5.2

Access to Information

.

(a)

From the date hereof until the Effective Time and subject to the requirements of applicable Laws, the Company shall (i) provide to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including, to the extent practicable, furnishing to Parent the financial results of the Company in advance of any filing by the Company with the SEC containing such financial results), and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives (other than nonemployee directors) of the Company and its Subsidiaries to cooperate reasonably with Parent to obtain access to information concerning the Company and its Subsidiaries, as the case may be, except that nothing herein shall require the Company or any of its Subsidiaries to disclose any information that would cause a violation of any agreement to

(continued)

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which the Company or any of its Subsidiaries is a party or would cause a risk of a loss of privilege to the Company or any of its Subsidiaries.  Such access to information pursuant to this Section 5.2(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

(b)

Parent hereby agrees that all information provided to it or its counsel, financial advisors, auditors and other authorized representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Confidential Information” to the extent such information would be considered “Confidential Information,” in each case, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, dated as of January 23, 2007, between the Company and Apollo Management VI, L.P. (the “Confidentiality Agreement”); provided, that Parent shall be entitled to share such Confidential Information with the parties providing the Financing, and prospective co-investors or limited partners of Apollo Management VI, L.P. and its affiliates on a confidential basis.

Section 5.3

No Solicitation

.

(a)

Subject to Sections 5.3(b)-(g), the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall direct and use reasonable best efforts to cause its and their respective officers, directors, employees, agents and other representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries (“Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries, in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement, or (vi) resolve to propose or agree to do any of the foregoing; provided, however, that an action taken by a Representative in violation of the limitations of this Section 5.3(a) shall be deemed to be a breach by the Company if it materially and adversely affects Parent (including with respect to a Change in Recommendation) or the consummation of the Merger.  Without limiting the foregoing, it is understood that any violation of this Section 5.3 by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

(b)

The Company shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease any existing solicitations, discussions or negotiations with

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any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal.

(c)

Notwithstanding anything to the contrary in Section 5.3(a), prior to receipt of the Company Shareholder Approval, the Company may, in response to an unsolicited Alternative Proposal which did not result from or arise in connection with a breach of Section 5.3(a) and which the Board of Directors of the Company (acting through its Special Committee) determines, in good faith, after consultation with its outside counsel and financial advisors, may reasonably be expected to result in a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries to the person making such Alternative Proposal and its Representatives pursuant to a customary confidentiality agreement no less restrictive (including with respect to standstill provisions) of the other party than the Confidentiality Agreement and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; provided, however, (i) that Parent shall be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Company furnishing information to the person making such Alternative Proposal or its Representatives and (ii) that the Company shall simultaneously provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

(d)

Subject to Section 7.1(c)(ii), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or resolve to or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Recommendation, (ii) approve or publicly propose to approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal or (iii) approve or recommend, resolve to or publicly propose to approve, endorse or recommend, any Alternative Proposal (any of the foregoing actions in clauses (i) through (iii), whether taken by the Board of Directors of the Company or a committee thereof, a “Change in Board Recommendation”).  Notwithstanding the foregoing, but subject to Section 5.4(b), if, prior to receipt of the Company Shareholder Approval, (i) the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with its outside counsel and financial advisors, that withdrawal or modification of its Recommendation is necessary in order to comply with its fiduciary duties, (ii) the Board of Directors of the Company or the Special Committee provides Parent with advance written notice of the intention to make a Change in Board Recommendation, and (iii) if the Change in Board Recommendation is based on the receipt of an Alternative Proposal, such Alternative Proposal did not result from a breach of Section 5.3(a), then the Board of Directors of the Company or the Special Committee may withdraw or modify its Recommendation.

(e)

The Company promptly (and in any event within 24 hours) shall advise Parent orally and in writing of (i) the receipt of any Alternative Proposal, (ii) any request for non-public information relating to the Company or its Subsidiaries which, in the good faith judgment of the Board of Directors or the Special Committee of the Company, is reasonably likely to lead to an Alternative Proposal, (iii) the identity of the person making any such Alternative Proposal and (iv) the material terms of any such Alternative Proposal (including copies of any material document evidencing such Alternative Proposal or inquiry).  The Company shall keep Parent

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reasonably informed on a current basis of any material change to the terms of any such Alternative Proposal.

(f)

Notwithstanding the foregoing, other than in connection with a termination of this Agreement pursuant to Section 7.1(c)(ii) to accept a Superior Proposal, the Company shall not waive Article 13.03 of the TBCA or amend the Company Rights Agreement, redeem any of the Rights (as defined in the Company Rights Agreement), or otherwise take any action to render the provisions of the Company Rights Agreement inapplicable, with respect to any Person other than Parent, its shareholders and their respective Affiliates.

(g)

Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that neither the Company nor the Board of Directors of the Company (or any committee thereof) shall in any event be entitled to disclose a position under Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act other than the Recommendation unless the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with its outside counsel and financial advisors, that a failure to so withdraw or modify its Recommendation is necessary in order to comply with its fiduciary duties, provided that nothing herein shall relieve the Company of its obligations under Section 5.3(d).

(h)

As used in this Agreement, “Alternative Proposal” shall mean (i) any proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any of its Subsidiaries, (ii) any proposal for the issuance by the Company of over 15% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger.

(i)

As used in this Agreement, “Superior Proposal” shall mean any Alternative Proposal, (i) on terms which the Board of Directors of the Company (or the Special Committee) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders (other than those holders of Company Common Stock that are party to a Rollover Commitment), and excluding consideration of any interests that any holder may have other than as a stockholder of the Company entitled to receive the merger consideration) of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by Parent to amend the terms of this Agreement and the Merger during the applicable time periods specified in Section 7.1(c)(ii)) and (ii) that the Board of Directors (or the Special Committee) believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “80%.”

Section 5.4

Filings; Other Actions

.

(continued)

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(a)

As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare the Proxy Statement, which shall, subject to Section 5.3(d), include the Recommendation.  Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing document. The Company will use its reasonable best efforts to have the Proxy Statement, cleared by the SEC as promptly as practicable after such filing.  The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC.  The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Parent and the Company will provide each other with copies of all such filings made and correspondence with the SEC with respect thereto.  If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the shareholders of the Company.

(b)

Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the TBCA and its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Shareholder Approval (such meeting or any adjournment or postponement thereof, the “Company Meeting”), and (ii) subject to the Board of Directors of the Company’s or the Special Committee’s withdrawal or modification of its Recommendation in accordance with Section 5.3(d), use all reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby.  Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 7.1 and subject to compliance with Section 7.2, the Company, regardless of whether the Board of Directors (whether or not acting through the Special Committee, if then in existence) has approved, endorsed or recommended an Alternative Proposal or has withdrawn, modified or amended the Recommendation, will submit this Agreement for approval by the shareholders of the Company at such meeting.

Section 5.5

Stock Options and Other Stock-Based Awards; Employee Matters

.

(a)

Stock Options and Other Stock-Based Awards

.

(continued)

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(i)

Except as otherwise agreed in writing by the Company and Parent and the applicable holder thereof, each option or other award to purchase shares of Company Common Stock (each, a “Company Stock Option”) granted under any employee or director equity plans of the Company (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall (notwithstanding any provisions to the contrary in the Company Stock Plans or applicable option grants), as of the Effective Time, become fully vested and be converted into the right to receive an amount in cash in U.S. dollars equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Stock Option and (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option (or if there is not any such excess, zero) with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the “Option Consideration”) less such amounts as are required to be withheld or deducted under the Code or any provision of federal, state, local or foreign Tax Law with respect to the making of such payment.

(ii)

[intentionally omitted]

(iii)

Except as otherwise agreed in writing by the Company and Parent and the applicable holder thereof, and notwithstanding any contrary provisions, if any, in any plan or agreement or otherwise relating to such Restricted Shares, immediately prior to the Effective Time, each award of restricted Company Common Stock (the “Restricted Shares”) shall vest in full and be converted into the right to receive the Merger Consideration as provided in Section 2.1(a), less such amounts as are required to be withheld or deducted under the Code or any provision of federal, state, local or foreign Tax Law with respect to the making of such payment.

(iv)

At the Effective Time, the Company’s Stock Purchase Plan shall terminate.  In connection with such termination, the Company shall refund to the participants in the Stock Purchase Plan any accumulated payroll deductions in respect of any Purchase Period ending after the Effective Time.  The participants in the Stock Purchase Plan shall be entitled to continue to make purchases of Company Common Stock pursuant to the terms of the Stock Purchase Plan for any Purchase Period (as defined in the Company’s Stock Purchase Plan)  in effect as of the date of this Agreement; provided, however, that if such Purchase Period terminates prior to the Effective Time or if there is no Purchase Period in effect as of the date of this Agreement, the Company’s Stock Purchase Plan shall be suspended and no new Purchase Period will commence under the Company’s Stock Purchase Plan prior to the termination of this Agreement.  After the date hereof, no employee who is not a participant in the Company’s Stock Purchase Plan may become after the date hereof a participant in the Company’s Stock Purchase Plan and no participant in the Stock Purchase Plan may increase the percentage amount of his or her payroll deduction election from those in effect on the date hereof.

(v)

Prior to the Effective Time, the Compensation Committee of the Board of Directors of the Company, or the Board of Directors of the Company, as appropriate, shall make such adjustments and amendments to, make such determinations or take such actions with respect to Company Stock Plans, Company Stock Options, Company Benefit Plans,

(continued)

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Restricted Shares including obtaining consents where necessary, to implement the foregoing provisions of this Section 5.5.

(b)

Employee Matters

.

(i)

From and after the Effective Time, Parent shall honor all Company Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, provided that nothing herein shall limit the right of the Company or Parent from amending or terminating such Company Benefit Plans, arrangements and agreements in accordance with their terms.  For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to each current employee of the Company and its Subsidiaries other than such employees covered by collective bargaining agreements (each, a “Company Employee”) compensation opportunities that are substantially comparable and benefits that in the aggregate are substantially comparable to the compensation opportunities and benefits (excluding equity-based compensation) provided to such Company Employee immediately before the Effective Time, it being understood that the total package of such compensation and benefits may be different from the compensation and benefits provided to the Company Employees prior to the Effective Time.

(ii)

For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans providing benefits to any Company Employees after the Effective Time as required pursuant to this Section 5.5(b) (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits.  In addition, and without limiting the generality of the foregoing, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the “Old Plans”), and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(continued)

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(iii)

Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue (or resume) the employment of any specific person.

(iv)

Immediately following the date hereof, the Company shall adopt, and implement, a retention bonus plan in accordance with the terms set forth in Exhibit A to this Agreement, and the Company and Parent shall reasonably cooperate in further implementing the terms of such Exhibit A.

(v)

Without limiting the generality of Section 8.10, no provision of this Section 5.5 shall be construed to create any third party beneficiary rights in any employee, officer, current or former director or consultant of the Company or its Subsidiaries, or any beneficiary of such employee, officer, director or consultant under a Company Benefit Plan or otherwise, and is not intended to constitute an amendment to any Company Benefit Plan.

(vi)

Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans, as applicable, will occur at or prior to the Effective Time, as applicable.

Section 5.6

Efforts

.

(a)

Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract (other than de minimis amounts, amounts required to be paid to any Governmental Entity or if Parent and Merger Sub have provided adequate assurance of repayment).

(b)

Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly as practicable after the date hereof, make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals

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are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use reasonable best efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state or foreign antitrust enforcement authorities or competition authorities, other Governmental Entities in connection with the HSR Act and foreign competition approvals, or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as hereinafter defined) with respect to the Merger and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date (as hereinafter defined)), and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, use reasonable best efforts to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including to the extent permitted by Law promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their Subsidiaries, from any third party and/or any Governmental Entity with respect thereto, allowing each other to review in advance any filing or written materials submitted to any Governmental Entity, and providing the other party and its counsel with advance notice of and, to the extent permitted by Law, the opportunity to participate in any discussion, telephone call or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement.

(c)

Subject to Section 5.11, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b)(i) or (ii) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

(d)

For purposes of this Agreement, “Regulatory Law” means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other

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Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

(e)

The Company shall cooperate with Parent with respect to, and use commercially reasonable best efforts to facilitate, possible alternative or supplemental structures (including internal restructurings by the Company or its Subsidiaries) for the acquisition of the Company and its Subsidiaries, provided that such structures do not impede or delay the Closing of the transaction or change the Merger Consideration or materially adversely affect the Company and its Subsidiaries, taken as a whole, should the Merger not occur.

Section 5.7

Takeover Statute

.  If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger, the Rollover Commitments or the other transactions contemplated, by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger, the Rollover Commitments and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, the Rollover Commitments and the other transactions contemplated hereby.

Section 5.8

Public Announcements

.  Except with respect to a Change in Board Recommendation, the Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein (other than routine employee communications) and shall not issue any such press release or other public statement or comment prior to such consultation except as such party in its good faith judgment may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, it being understood that the final form of any release or statement shall be at the final discretion of the issuing party.  Parent and the Company agree to issue a joint press release announcing the execution and delivery of this Agreement.

Section 5.9

Indemnification and Insurance

.

(a)

Parent and Merger Sub agree that all rights to exculpation, indemnification (including rights accruing under self-insurance arrangements in respect of deductibles, coverage limits or forgone third-party insurance) and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees (in their capacity as such or when serving at the request or for the benefit of the Company or its

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Subsidiaries, as a director, officer, partner, employee, agent or fiduciary of any other partnership, joint venture, trust, employee benefit plan or other entity or enterprise and not otherwise, including not as shareholders or option holders of the Company or its Subsidiaries), as the case may be, of the Company or its Subsidiaries as provided in any agreement (copies of which have been provided to Parent and are listed in Section 5.9(a) of the Company Disclosure Schedule) or in the articles of incorporation or bylaws or other organization documents of the Company or its Subsidiaries shall survive the Merger and shall continue in full force and effect.  For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses and arrangement of self-insurance provisions of the Company’s and any of its Subsidiaries’ articles of incorporation and bylaws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action (as hereinafter defined) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b)

From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, or officer of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time in connection with such persons serving as an officer, director or other fiduciary in the Company or any other entity if such service was at the request or for the benefit of the Company; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without either Parent’s or the Surviving Corporation’s prior written consent, and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation; provided, further, however, that if any Indemnified Party or group of Indemnified Parties is advised in writing by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party or group of Indemnified Parties and another Indemnified Party or group of Indemnified Parties, then the Surviving Corporation shall pay the fees and expenses of the minimum number of counsel as are required to eliminate such conflicts of interest.  It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that the Surviving Corporation receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under

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applicable Law. Nothing in this Section 5.9(b) shall obligate Parent or the Surviving Corporation to have any indemnification obligation to any Indemnified Party with respect to losses incurred as a result of a breach of the duty of loyalty or other improper action, in each case involving a situation in which the Indemnified Party had a conflicting financial or other material interest (other than as a stockholder or employee or director of the Company).

(c)

Parent hereby unconditionally guarantees the performance and satisfaction of the Surviving Corporation’s obligations pursuant to Section 5.9(b).

(d)

For a period of six (6) years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause the Surviving Corporation to provide substitute policies or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, such Persons shall not be required to pay with respect to such insurance policies in respect of any one policy year more than 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; and further provided that if the Surviving Corporation purchases a “tail policy” and the same coverage costs more than 200% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 200% of such last annual premium.

(e)

The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, self-insurance arrangement, the TBCA or otherwise.  The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims under any such policies.

(f)

This Section 5.9 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former directors or officers of the Company or its Subsidiaries, their respective heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their respective successors and assigns.  In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper

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provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

Section 5.10

Financing

.  Parent shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Financing Commitments or terms more favorable to Parent, including using its reasonable best efforts (i) to negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, (ii) to satisfy all conditions applicable to Parent in such definitive agreements, including receipt of a solvency opinion, (iii) to comply with its obligations under the Financing Commitments, (iv) to enforce its rights under the Financing Commitments, and (v) to consummate the Financing at or prior to the Closing.  Parent shall give the Company prompt notice upon becoming aware of any material breach by any party of the Financing Commitments or any termination of the Financing Commitments.  Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of all material documents related to the Financing (other than any ancillary documents subject to confidentiality agreements).  In connection with its obligations under this Section 5.10, Parent shall be permitted to amend, modify or replace the Financing Commitments with new Financing Commitments, including through co-investment by or financing from one or more other additional parties (the “New Financing Commitments”), provided Parent shall not permit any replacement of, or amendment or modification to be made to, or any waiver of any material provision or remedy under, (i) the Equity Commitment Letter unless Parent obtains the Company’s consent, or (ii) the Debt Commitment Letters if such replacement (including through co-investment by or financing from one or more other additional parties), amendment, modification, or waiver reduces the aggregate amount of the Debt Financing or adversely amends or expands the conditions to the drawdown of the Debt Financing in any respect that would make such conditions materially less likely to be satisfied or that can reasonably be expected to materially delay the Closing.  In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the Financing unlikely to occur in the manner or from the sources contemplated in the Financing Commitments, Parent shall notify the Company and shall use its reasonable best efforts to arrange as promptly as practicable any such portion from alternative sources on terms and conditions no less favorable to Parent or Merger Sub.  The Company shall provide, and shall cause its Subsidiaries, and shall cause each of its and their respective Representatives, including legal and accounting, to provide, all cooperation reasonably requested by Parent in connection with the Financing and the other transactions contemplated by this Agreement (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) providing reasonably required information relating to the Company and its Subsidiaries to the parties providing the Financing, (ii) participating in meetings, drafting sessions and due diligence sessions in connection with the Financing, (iii) assisting in the preparation of (A) any offering documents for any of the Debt Financing, and (B) materials for rating agency presentations, including execution and delivery of customary representation letters reasonably satisfactory in form and substance to the Company in connection with bank information memoranda, (iv) reasonably cooperating with the marketing efforts for any of the Debt Financing (including consenting to the use of the Company’s and its Subsidiaries’ logos), (v) executing and delivering (or obtaining from its advisors), and causing its Subsidiaries to

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execute and deliver (or obtain from its advisors), customary certificates (including a certificate of the principal financial officer of the Company or any Subsidiary with respect to solvency matters), accounting comfort letters (including consents of accountants for use of their reports in any materials relating to the Debt Financing), legal opinions, surveys, title insurance or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Parent in connection with the  Financing, (vi) entering into one or more credit or other agreements on terms satisfactory to Parent and that are reasonably requested by Parent in connection with the Debt Financing immediately prior to the Effective Time, (vii) as promptly as practicable, furnishing Parent and its Financing sources with all financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent of a type generally used in connection with a syndicated bank financing as well as an offering pursuant to Rule 144A of the Securities Act of 1933 as applicable to Parent, (viii) using its reasonable best efforts to provide monthly financial statements (excluding footnotes) within 30 days of the end of each month prior to the Closing Date, in the form customarily prepared by management prior to the date hereof, (ix) taking all actions necessary in connection with the pay off of existing indebtedness and the release of related Liens (including, without limitation, the prepayment of the Company’s existing Notes on or prior to the Closing Date), and (x) taking all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing and the direct borrowing or incurrence of all of the proceeds of the Debt Financing, by the Surviving Corporation immediately following the Effective Time; provided, however, that no obligation of the Company or any of its Subsidiaries under any such agreement, certificate, document or instrument shall be effective until the Effective Time and none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time.  Upon the valid termination of this Agreement, other than in accordance with Sections 7.1(d)(i) or 7.1(d)(ii), Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket third party costs incurred by the Company in connection with this Section 5.10.

Section 5.11

Shareholder Litigation

.  The Company shall give Parent the opportunity to participate, in full subject to a customary joint defense agreement, in, but not control, the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the Merger or any other transactions contemplated hereby and no such settlement shall in any event be agreed to without Parent’s prior consent (not to be unreasonably withheld).  Parent agrees that, promptly following the date hereof, it will cause the action pending in the 190th Judicial District of Harris County styled Apollo Management VI, L.P., v. EGL, Inc., et al., Cause No. 2007-18386, to be dismissed without prejudice.

Section 5.12

Notification of Certain Matters

.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in

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connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. The Company shall notify Parent, on a reasonably current basis, of any events or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Affiliates (but excluding traffic violations and similar misdemeanors), and shall reasonably cooperate with Parent or its Affiliates in efforts to mitigate any adverse consequences to Parent or its Affiliates which may arise therefrom (including by coordinating and providing assistance in meeting with regulators).

Section 5.13

Rule 16b-3

.  Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 5.14

Rights Plan

.  The Company Rights Agreement shall terminate upon the Effective Time, without payment of any amounts to any holders thereunder.

Section 5.15

Acquisition of Shares

.  Prior to the Effective Time, neither Parent nor Merger Sub shall, directly or indirectly, purchase any shares of Company Common Stock or otherwise intentionally acquire the right to vote shares of Company Common Stock, without the Company’s prior written consent (other than pursuant to the Rollover Commitments).

Section 5.16

Control of Operations

.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.  Upon the signing of this Agreement, the Board of Directors of the Company will

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establish an operating committee (“Operating Committee”).  From the date hereof until the Effective Time, the Operating Committee shall meet weekly, or more frequently in the event of unanticipated material developments at the Company, to discuss major developments at the Company, such as material personnel matters, material customer or supplier developments and significant financial matters, including with respect to material capital expenditures.  A designated representative of the Operating Committee shall promptly notify Parent of any material disagreements among the members of the Operating Committee.  The primary purpose of the Operating Committee is to ensure compliance with the terms of this Agreement and otherwise maintain operation of the Company in the ordinary course, while permitting the functional business heads to continue to perform their duties.  Following receipt of approval pursuant to, or early termination of the waiting period under, the HSR Act, Parent may elect to designate an observer to the Operating Committee (the “Observer”) in the event material disagreements have occurred among the members of the Operating Committee, provided that the Observer shall have no authority to vote on matters pending before the Operating Committee.  Further, the Company shall manage all of its business projects and activities substantially in accordance with the budgets provided to Parent and its representatives prior to the date hereof and under the supervision of the Operating Committee or such project managers as the Operating Committee may designate.

Section 5.17

Notes and Amounts Outstanding Under Credit Agreement.

At the direction of Parent, the Company shall give any notice to the Administrative Agent under the Company’s First Amended and Restated Credit Agreement, dated as of September 30, 2005 (the “Credit Agreement”) as is required in order for the Company to prepay all amounts outstanding under the Credit Agreement at such time as directed by Parent; provided, that any such notice shall not be required by the Company unless it may be made in accordance with the terms of the Credit Agreement and is subject to the consummation of the transactions contemplated by this Agreement.  The Company shall prepay all Notes at or prior to the Closing Date.

Section 5.18

Non-Disparagement

.  From and after the date hereof until the Effective Time, each of the Parent and its Affiliates and the Company shall not, and shall direct each of its officers and directors to not, (a) disparage the business, operations, services, practices, prospects following effectiveness of the transactions contemplated by this Agreement, management, employees, directors or officers of the Company, Parent, Merger Sub and any of their Affiliates, or (b) take any actions intended to impair the Company’s ongoing business reputation or its relationships with its customers, suppliers and employees following the Effective Time; provided, however, that the foregoing shall not preclude statements made in good faith in connection with legal proceedings or as required by Law.  The Company shall use reasonable best efforts to enforce the compliance of each of its officers and directors with this Section 5.18.

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ARTICLE VI
CONDITIONS TO THE MERGER

Section 6.1

Conditions to Each Party’s Obligation to Effect the Merger

.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

(a)

The Company Shareholder Approval shall have been obtained.

(b)

No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by this Agreement shall be in effect.

(c)

Any applicable waiting period under the HSR Act shall have expired or been earlier terminated and all competition approvals or notices required for the consummation of the transactions contemplated by this Agreement under the Laws of Argentina, the European Union or other Governmental Entities in countries in which the Company and its Subsidiaries did business in excess of $10,000,000 in revenues in 2006 shall have been received or made.

Section 6.2

Conditions to Obligation of the Company to Effect the Merger

.  The obligation of the Company to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

(a)

(i) The representations and warranties of Parent and Merger Sub contained in Section 4.1 (Qualification, Organization) and Section 4.2(a) (Corporate Authority) shall be true and correct in all respects (except, in the case of Section 4.1(a) for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than in clause (i) above) shall be true and correct in all respects (disregarding any materiality or Parent Material Adverse Effect qualifiers contained therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that, with respect to clauses (i) or (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

(b)

Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

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(c)

Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

Section 6.3

Conditions to Obligation of Parent and Merger Sub to Effect the Merger

.  The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

(a)

(i) The representations and warranties of the Company contained in Section 3.1 (Qualification, Organization, Subsidiaries, etc.), Section 3.2 (Capital Stock), Section 3.3 (Subsidiaries), Section 3.4(a) (Corporate Authority), Section 3.12(a)(ii) (Absence of Certain Changes or Events), Section 3.21 (Required Vote of the Company Shareholders), and Section 3.24 (State Takeover Statutes; Rights Plan) shall be true and correct in all respects (except, in the case of Sections 3.1(a), 3.2 and 3.3 for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Company set forth in this Agreement (other than in clause (i) above) shall be true and correct in all respects (disregarding any materiality or Company Material Adverse Effect qualifiers contained therein) as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, with respect to clauses (i) or (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

(b)

The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)

The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(d) have been satisfied.

(d)

Since the date of this Agreement there shall not have been a Company Material Adverse Effect;

Section 6.4

Frustration of Conditions

.  No party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

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ARTICLE VII
TERMINATION

Section 7.1

Termination or Abandonment

.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a)

by the mutual written consent of the Company and Parent;

(b)

by either the Company or Parent, if:

(i)

the Effective Time shall not have occurred on or before November 1, 2007 (the “End Date”) and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date; provided, however, that in the event the conditions set forth in Section 6.1(c) shall not have been satisfied on or before the End Date, either Parent or the Company may unilaterally extend, by notice delivered to the other party on or prior to the original End Date, the End Date until January 10, 2008, in which case the End Date shall be deemed to be for all purposes such date;

(ii)

an injunction, other legal restraint or order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to remove such injunction, other legal restraint or order in accordance with Section 5.6; or

(iii)

the Company Meeting (including any adjournments thereof) shall have concluded and the Company Shareholder Approval contemplated by this Agreement shall not have been obtained, provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to the Company where the failure to obtain the Company Shareholder Approval is proximately caused by (a) a Change in Board Recommendation that is not permitted by Section 5.3(d) or (b) a breach by the Company of Section 5.4;

(c)

by the Company, if:

(i)

Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.2 and (ii) cannot be cured by the End Date, provided that the Company shall have given Parent written notice, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such

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termination; provided, further, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or 6.3 not to be satisfied; or

(ii)

prior to the receipt of the Company Shareholder Approval, (A) the Board of Directors of the Company (or the Special Committee) has received a Superior Proposal which did not result from a breach by the Company of Section 5.3(a), (B) in light of such Superior Proposal the Board of Directors of the Company (or the Special Committee) shall have determined in good faith, after consultation with its outside counsel and financial advisors, that withdrawal or modification of its Recommendation is necessary in order to comply with its fiduciary duties, (C) the Company has notified Parent in writing of the determinations described in clause (B) above which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, (D) at least five Business Days following receipt by Parent of the notice referred to in clause (C) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (C) above, such Superior Proposal remains a Superior Proposal and the Board of Directors of the Company (or the Special Committee) has again, following good faith negotiations with Parent during such five Business Day period, made the determinations referred to in clause (B) above (it being understood that in the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent pursuant to clause (C) above and to comply with the requirements of this Section 7.1(c)(ii) with respect to such new written notice, except that all references in this clause (D) to five Business Days shall be deemed to be references to three Business Days in such event), (E) the Company has previously paid (or concurrently pays) the Termination Fee and (F) the Board of Directors of the Company (or the Special Committee) has approved or concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal.

(d)

by Parent, if:

(i)

the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1, Section 6.3(a), Section 6.3(b) or Section 6.3(d) and (ii) cannot be cured by the End Date, provided that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, further, that the Parent is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or 6.2 not to be satisfied;

(ii)

the Board of Directors of the Company or the Special Committee withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub, or publicly proposes to withdraw, modify or qualify, in a manner adverse to Parent or Merger Sub, its Recommendation, fails to recommend to the Company’s shareholders that they give the Company Shareholder Approval or approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any Alternative Proposal, including in any disclosure made pursuant to Rule 14e-2(a) promulgated under the Exchange Act; or

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(iii)

since the date of this Agreement there shall have been a Company Material Adverse Effect that cannot be cured by the End Date.

In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the Confidentiality Agreement, and the provisions of Section 7.2 and Article VIII), and subject to Section 7.3, there shall be no other liability on the part of the Company or Parent and Merger Sub, or any of their respective stockholders, partners, members, directors, officers or agents, as the case may be; provided, however, that nothing in this Agreement shall relieve any party to this Agreement for any action for fraud, or as provided for in the Confidentiality Agreement.

Section 7.2

Termination Fee; Expenses.

(a)

In the event that:

(i)

this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) then the Company shall pay to Parent a termination fee of $20,000,000 in cash (the “Termination Fee”); or

(ii)

(x) at any time after the date of this Agreement, an Alternative Proposal shall have been made known to the Company or publicly disclosed, (y) this Agreement is terminated by Parent pursuant to Section 7.1(b)(i) and as of the date of such termination the conditions to Parent’s obligation to close set forth in Section 6.3(a) or Section 6.3(b) are not satisfied, or this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iii) (so long as, in the case of Section 7.1(b)(iii), the Alternative Proposal was publicly disclosed and not withdrawn at the time of the Company Meeting) and (z) within 12 months after this termination, the Company enters into an agreement in respect of any Alternative Proposal or a transaction pursuant to which any Alternative Proposal is consummated, then the Company shall pay to Parent the Termination Fee (provided, that, for purpose of this Section 7.2(a)(ii), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 5.3(h), except that the references to “15% or greater” and “15% or more” shall be deemed to be references to “50% or greater” and “50% or more,” respectively); or

(iii)

this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii), then the Company shall pay to Parent all of the Expenses (as hereinafter defined) of Parent and Merger Sub and their affiliates, and thereafter the Company shall be obligated to pay to Parent the Termination Fee (net of the amount of any Expenses previously actually paid to Parent pursuant to this clause (iii) of Section 7.2(a)) in the event that, within 12 months after this termination, the Company enters into an agreement in respect of any Alternative Proposal or a transaction pursuant to which an Alternative Proposal is consummated (provided that for purpose of this Section 7.2(a)(iii), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 5.3(h), except that the references to “15% or greater” and “15% or more” shall be deemed to be references to “50% or greater” and “50% or more,” respectively).  As used herein, “Expenses” shall mean all reasonable out-of-pocket documented fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its Affiliates), up to $15,000,000 in the aggregate, incurred by Parent, Merger Sub and their Affiliates or on their

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behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Financing and all other matters related to the Merger; or

(iv)

(A) at any time after the date of this Agreement, an Alternative Proposal shall have been made known to the Company or publicly disclosed and (y) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iii) (so long as the Alternative Proposal was publicly disclosed and not withdrawn at the time of the Company Meeting) and no Termination Fee is yet payable in respect thereof pursuant to Section 7.2(a)(ii), then the Company shall pay to Parent all of the Expenses of Parent and Merger Sub and their Affiliates, and thereafter the Company shall be obligated to pay to Parent the Termination Fee (net of the amount of Expenses previously actually paid to Parent pursuant to this sentence) in the event such fee is payable pursuant to Section 7.2(a)(ii) (provided, that, for purpose of this Section 7.2(a)(iv), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 5.3(h), except that the references to “15% or greater” and “15% or more” shall be deemed to be references to “50% or greater” and “50% or more,” respectively); or

(v)

Parent shall terminate this Agreement pursuant to Section 7.1(d)(i) and the Company shall have willfully breached any of its representations, warranties or covenants in this Agreement as to give Parent the right to terminate pursuant to 7.1(d)(i), then the Company shall pay to Parent the Termination Fee.

(b)

In the event that:

(i)

the Company shall terminate this Agreement pursuant to Section 7.1(b)(i) and the Effective Time shall not have occurred on or before the End Date as a result of Parent or Merger Sub’s failure to obtain and consummate the Financing or any alternative financing, then Parent shall pay or cause to be paid to the Company a termination fee of $40,000,000 in cash (the “Parent Termination Fee”); provided that this Section 7.2(b)(i) shall not be applicable in the event that the Financing cannot be consummated as a result of the failure of any condition set forth in Section 6.1 or Section 6.3 to have been satisfied; or

(ii)

the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) and Parent shall have willfully breached any of its representations, warranties or covenants in this Agreement as to give the Company the right to terminate pursuant to 7.1(c)(i), then Parent shall pay or cause to be paid to the Company a termination fee of $60,000,000 in cash (the “Parent Breach Termination Fee”).

(c)

Any payment required to be made pursuant to clause (i) of Section 7.2(a) shall be made to Parent concurrently with, and as a condition to the effectiveness of, the termination of this Agreement by the Company pursuant to Section 7.1(c)(ii); any payment required to be made by the Company pursuant to clause (ii) of Section 7.2(a) shall be made to Parent promptly (and in any event not later than two Business Days following the consummation of the Alternative Proposal); any payment of Expenses required by clauses (iii) and (iv) of Section 7.2(a) shall be made promptly following termination of this Agreement; any payment of the Termination Fee required by clauses (iii) and (iv) of Section 7.2(a) shall be made to Parent promptly (and in any event not later than two Business Days following the Company’s entering into an agreement regarding or consummation of the Alternative Proposal); and, in circumstances

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in which Expenses are payable to Parent, such payment shall be made not later than two Business Days after delivery to the Company to make such payment of an itemization setting forth in reasonable detail all Expenses of Parent (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment).  All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.  Any payment required to be made pursuant to Section 7.2(b)(i) shall be made to the Company promptly following termination of this Agreement by the Company (and in any event not later than two Business Days after delivery to Parent of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

(d)

In the event that the Company shall fail to pay the Termination Fee and/or Expenses, or Parent shall fail to pay the Parent Termination Fee or Parent Breach Termination Fee required pursuant to this Section 7.2 when due, such fee and/or Expenses, as the case may be, shall accrue interest for the period commencing on the date such fee and/or Expenses, as the case may be, became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank’s Prime Lending Rate.  In addition, if either party shall fail to pay such fee and/or Expenses, as the case may be, when due, such owing party shall also pay to the owed party all of the owed party’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such fee and/or Expenses, as the case may be.  Parent and the Company acknowledge that the fees, Expense reimbursement and the other provisions of this Section 7.2 are an integral part of the Merger and that, without these agreements, Parent and the Company would not enter into this Agreement.

(e)

The Company acknowledges that the Parent Termination Fee and Parent Breach Termination Fee, as applicable, are not penalties, but rather are liquidated damages in  reasonable amounts that will compensate the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amounts would otherwise be impossible to calculate with precision.  Notwithstanding anything to the contrary in this Agreement, but subject to Section 7.3, the Company’s right to receive payment of the Parent Termination Fee or Parent Breach Termination Fee, as applicable, pursuant to this Section 7.2 shall be the exclusive remedy of the Company against Parent, Merger Sub, or any of their respective stockholders, partners, members, directors, Affiliates, officers or agents in respect of this Agreement and the transactions contemplated hereby, and upon payment of the Parent Termination Fee or Parent Breach Termination Fee, as applicable, in accordance with this Section 7.2, none of Parent, Merger Sub, or any of their respective stockholders, partners, members, directors, Affiliates, officers or agents, as the case may be, shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by hereby (except that Parent also shall be obligated with respect to the provisions of Section 7.2(d), Section 5.2(b) and the last sentence of Section 5.10).  Subject to Section 7.3, Parent and Merger Sub acknowledge and agree that, except in the case of a willful breach of any of the representations, warranties or covenants in this Agreement by the Company, receipt of the Termination Fee and Expenses and any fees due pursuant to Section 7.2(d) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company, and shall in all

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cases be the sole and exclusive remedy against any of the Company’s stockholders, partners, members, directors, Affiliates, officers or agents.

Section 7.3

Specific Performance.

In addition to the other remedies set forth in this Agreement, the parties shall be entitled to seek specific performance of the terms of this Agreement and no party shall object to the other parties’ right to specific performance as a remedy for breach of this Agreement provided, however, that in the event of a termination of this Agreement by the Company pursuant to Section 7.2(b)(i) in circumstances in which Section 7.2(b)(i) provides for payment by Parent of the Parent Termination Fee, the sole and exclusive remedy of the Company, its Affiliates and stockholders for any loss or damage suffered in connection therewith shall be the payment of the Parent Termination Fee, and the Company shall not seek specific performance of the other terms of this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.1

No Survival of Representations and Warranties

.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2

Expenses

.  Except as set forth in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 8.3

Counterparts; Effectiveness

.  This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.4

Governing Law

.  This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware (other than with respect to matters governed by TBCA or TBOC, with respect to which such laws apply), without giving effect to any choice or conflict of law

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provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.5

Jurisdiction; Enforcement

.  The Company agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any federal or state court located in the State of Delaware, this being in addition to any other remedy which they are entitled at law or in equity.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in the State of Delaware.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

Section 8.6

WAIVER OF JURY TRIAL

.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7

Notices

.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or

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certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

CEVA Group Plc

c/o Apollo Management VI, L.P.

9 West 57th Street, 43rd Floor
New York, New York  10019
Telecopy:  (212) 515-3259
Attention:  Stan Parker

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York  10019
Telecopy:  (212) 403-2269
Attention:  Andrew J. Nussbaum

To the Company:

EGL, Inc.

15350 Vickery Drive

Houston, Texas 77032

Telecopy:

(281) 618-3287

Attention:  General Counsel

with copies to:

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Telecopy: (713) 238-7135

Attention:  Robert V. Jewell

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Telecopy:  (713) 229-7778

Attention:  Gene J. Oshman

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.  Any party to this Agreement may notify any other party of any changes to the address

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or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8

Assignment; Binding Effect

.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that, without written consent of any party hereto, (i) Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, (ii) Parent may assign any right to receive a payment by the Company of the Termination Fee or Expenses to any direct or indirect wholly-owned subsidiary of Parent, and (iii) Merger Sub and/or Parent may assign its rights hereunder as collateral security to any lender to Merger Sub and/or Parent or an Affiliate of Merger Sub and/or Parent, as the case may be, but, in each case, no such assignment shall relieve Merger Sub and/or Parent, as applicable, of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Parent shall cause Merger Sub, or any assignee thereof, to perform its obligations under this Agreement.

Section 8.9

Severability

.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10

Entire Agreement; No Third-Party Beneficiaries

.  This Agreement (including the exhibits and schedules hereto), and the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 5.9, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.11

Amendments; Waivers

.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company (approved by the Special Committee), Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective (and, in the case of the Company, as approved by the Special Committee); provided, however, that after receipt of Company Shareholder Approval, if any such amendment or wavier shall by

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applicable Law or in accordance with the rules and regulations of the NASDAQ Stock Market require further approval of the shareholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company.  Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12

Headings

.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.  The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13

Interpretation

.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall be deemed to mean “and/or.”  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.  Any time materiality of effect is measured with respect to the Company and its Subsidiaries, the interests not owned directly or indirectly by the Company and its wholly owned Subsidiaries shall be excluded.

Section 8.14

No Recourse

.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this

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Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 8.15

Determinations by the Company

.  Whenever a determination, decision or approval by the Company is called for in this Agreement, such determination, decision or approval must be authorized by the Special Committee or, if the Special Committee is not then in existence, the Company’s Board of Directors.  Prior to the Effective Time or termination of this Agreement, the Company and its Board of Directors will ensure that the Special Committee is not disbanded or dissolved, the membership of the Special Committee is not modified (other than due to resignations by members of the Special Committee), and the authority of the Special Committee is not reduced, in each case unless the Board of Directors of the Company receives the prior written consent of Parent.

Section 8.16

Certain Definitions

.  For purposes of this Agreement, the following terms will have the following meanings when used herein:

(a)

“Affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(b)

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.  References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder.

(c)

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations.

(d)

 “Joint Venture” shall mean any corporation, partnership, association, trust or other form of legal entity of which 50% or less of the outstanding voting securities are on the date hereof directly or indirectly owned by such party.

(e)

“Knowledge” means (x) with respect to Parent, the actual knowledge of the individuals listed on Section 8.16(e)(x) of the Parent Disclosure Schedule and (y) with respect to the Company, the actual knowledge, after reasonable inquiry, of the following individuals: (i) Jim Crane (Chairman & CEO), (ii) Joe Bento (President & Chief Marketing Officer), (iii) Vittorio Favati (President – International), (iv) Greg Weigel (Chief Operating Officer), (v) Keith Winters (Chief Administrative Officer), (vi) Mike Slaughter (Chief Accounting Officer), (vii) Dana Carabin (Chief Compliance Officer, General Counsel), (viii) Ronald E. Talley (President of The Select Carrier Group), (ix) Bruno Sidler and (x) Sam Slater.

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(f)

“Orders” or “orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

(g)

“person” or “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

(h)

“Rollover Commitment” means the commitment made by a Person in an equity rollover letter to be executed, if any.

(i)

 “Special Committee” means a committee of the Company’s Board of Directors, the members of which are not affiliated with Merger Sub and are not members of the Company’s management, formed for the purpose of evaluating, and making a recommendation to the full Board of Directors of the Company with respect to, this Agreement and the transactions contemplated hereby, including the Merger.

(j)

“Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner.

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(k)

Each of the following terms is defined in the Sections set forth opposite such term:

Action

Section 5.9(b)

Affiliate Transaction

Section 3.11

Affiliates

Section 8.16(a)

Agreement

Preamble

Alternative Proposal

Section 5.3(h)

Articles of Merger

Section 1.3

Bankruptcy and Equity Exception

Section 3.4(a)

Book-Entry Shares

Section 2.2(a)

Business Day

Section 8.16(b

Cancelled Shares

Section 2.1(b)

Certificates

Section 2.2(a)

Change in Board Recommendation

Section 5.3(d)

Closing

Section 1.2

Closing Date

Section 1.2

Code

Section 2.2(b)

Company

Preamble

Company Approvals

Section 3.4(b)

Company Benefit Plans

Section 3.10(a

Company Common Stock

Section 2.1(a)

Company Disclosure Schedule

ARTICLE III

Company Employee

Section 5.5(b)

Company Material Adverse Effect

Section 3.1(c)

Company Material Contracts

Section 3.22(a

Company Meeting

Section 5.4(b)

Company Permits

Section 3.8(c)

Company Preferred Stock

Section 3.2(a)

Company Right

Section 3.2(a)

Company Rights Agreement

Section 3.2(a)

Company SEC Documents

Section 3.5(a)

Company Shareholder Approval

Section 3.21

Company Stock Option

Section 5.5(a)

Company Stock Plans

Section 5.5(a)

Confidentiality Agreement

Section 5.2(b)

Contracts

Section 8.16(c)

Control

Section 8.16(a)

Credit Agreement

Section 5.17

Debt Commitment Letters

Section 4.4

Debt Financing

Section 4.4

Dissenting Shares

Section 2.1(e)

Dissenting Shareholders

Section 2.1(e)

Effective Time

Section 1.3

Employees

Section 3.16

(continued)

 Page

End Date

Section 7.1(b)

Environmental Law

Section 3.9(b)

Equity Commitment Letter

Section 4.4

ERISA

Section 3.10(a

ERISA Affiliate

Section 3.10(h

Exchange Act

Section 3.4(b)

Exchange Fund

Section 2.2(a)

Excluded Shares

Section 2.1(e)

Expenses

Section 7.2(a)

Financing

Section 4.4

Financing Commitments

Section 4.4

GAAP

Section 3.5(b)

Governmental Entity

Section 3.4(b)

Hazardous Substance

Section 3.9(c)

HSR Act

Section 3.4(b)

Indemnified Party

Section 5.9(b)

Intellectual Property

Section 3.17

Joint Venture

Section 8.16(d

Knowledge

Section 8.16(e

Law

Section 3.8(a)

Laws

Section 3.8(a)

Lien

Section 3.3

Material Customer/Supplier Agreement

Section 3.22(b

Merger

Recitals

Merger Consideration

Section 2.1(a)

Merger Sub

Preamble

Multiemployer Plan

Section 3.10(h

Multiple Employer Plan

Section 3.10(h

New Financing Commitments

Section 5.10

New Plans

Section 5.5(b)

Notes

Section 1.2

Observer

Section 5.16

Old Plans

Section 5.5(b)

Operating Committee

Section 5.16

Option Consideration

Section 5.5(a)

orders

Section 8.16(f

Orders

Section 8.16(f

Parent

Preamble

Parent Approvals

Section 4.2(b)

Parent Breach Termination Fee

Section 7.2(b)

Parent Disclosure Schedule

ARTICLE IV

Parent Material Adverse Effect

Section 4.1(b)

Parent Termination Fee

Section 7.2(b)

Paying Agent

Section 2.2(a)

person

Section 8.16(g

Person

Section 8.16(g

(continued)

 Page

Proxy Statement

Section 3.14

Recommendation

Section 3.4(a)

Regulatory Law

Section 5.6(d)

Remaining Shares

Section 2.1(a)

Representatives

Section 5.3(a)

Restricted Shares

Section 5.5(a)

Rollover Commitment

Section 8.16(h

Sarbanes-Oxley Act

Section 3.6

SEC

Section 3.5(a)

Securities Act

Section 3.3

Share

Section 2.1(a)

Solvent

Section 4.12

Special Committee

Section 8.16(i

Stock Purchase Plan

Section 3.2(a)

Subsidiaries

Section 8.16(j

Superior Proposal

Section 5.3(i)

Surviving Corporation

Section 1.1

Talon Merger Agreement

Recitals

Tax Return

Section 3.15(b

Taxes

Section 3.15(b

TBCA

Section 1.1

TBOC

Section 1.1

Termination Date

Section 5.1(a)

Termination Fee

Section 7.2(a)

Transaction Fees

Section 3.23

WARN Act

Section 3.16

(continued)

 Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CEVA GROUP PLC

By:

______/s/ Stan Parker_____________________

Name:

Stan Parker

Title:

Director

CEVA TEXAS HOLDCO INC.

By:

______/s/ Stan Parker_____________________

Name:

Stan Parker

Title:

President

EGL, INC.

By:

______/s/ Dana Carabin___________________

Name:

Dana Carabin

Title:

Secretary & General Counsel